UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Knolls, L.L.C., a Delaware limited liability company (the “Company”).  The assets and liabilities of the Company are allocated solely to the holders of Series B Units of the Registrant for all purposes. The Company owns The Knolls Apartments (“The Knolls”), a 262-unit apartment complex located in Colorado Springs, Colorado.

As previously disclosed, on May 12, 2009, the Company entered into a Purchase and Sale Contract with a third party, Hamilton Zanze & Company, a California corporation (the “Purchaser”), to sell The Knolls to the Purchaser for a total sales price of $14,150,000.

As previously disclosed, the Company and the Purchaser previously entered into four amendments to the Purchase and Sale Contract pursuant to which th e feasibility period was extended from June 26, 2009 to July 23, 2009 and the closing was extended from July 13, 2009 to August 7, 2009.

On July 23, 2009, the Company and the Purchaser entered into a Fifth Amendment to the Purchase and Sale Contract (the “Fifth Amendment”) pursuant to which the Purchaser agreed to deliver the additional deposit of $141,500 due upon expiration of the feasibility period to the escrow agent no later than July 29, 2009.  Upon delivery, the total deposit held by the escrow agent will be $283,000, of which $150,000 is non refundable. The Company and the Purchaser also agreed to extend the closing to September 21, 2009, with the Purchaser receiving a credit against the sales price of $800,000. In addition, the Company and the Purchaser agreed to a purchaser financing contingency, pursuant to which the Purchaser has until September 8, 2009 to secure financing for the purchase of The Knolls. If the Purchaser is unable to secure financing and its failure to secure financing is not caused by the Purchaser, the Purchaser will have the right to terminate the Purchase and Sale Contract by delivering written notice to the Company on or before the closing date. In the event of such a termination, the non refundable portion of the deposit of $150,000 will be delivered to the Company and the remainder of the deposit shall be returned to the Purchaser.

This summary of the terms and conditions of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.81       Fifth Amendment to Purchase and Sale Contract between CCIP Knolls, L.L.C., a Delaware limited liability company, and Hamilton Zanze & Company, a California corporation, dated July 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 29, 2009